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As filed with the Securities and Exchange Commission on February 22, 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GUARANTY BANCORP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	41-2150446 (I.R.S. employer identification no.)

1331 Seventeenth Street, Suite 300
Denver, Colorado 80202
(303) 293-5563
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Paul W. Taylor, Executive Vice President,
Chief Financial and Operating Officer and Secretary
1331 Seventeenth Street, Suite 300
Denver, Colorado 80202
(303) 293-5563
(Name, address, including zip code, and telephone number, including area code, of agent for service)

The Commission is requested to send copies of all communications to:

Zsolt K. Besskó, Esq.
Jones & Keller, P.C.
5613 DTC Parkway, Suite 970
Greenwood Village, Colorado 80111
Telephone: (303) 376-8422
Facsimile: (303) 376-8439

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective as determined by market conditions and other factors.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Voting Common Stock, $0.001 par value	47,039,328	$1.39	$65,384,666	$4,662

(1)
The securities which may be offered pursuant to this Registration Statement include, pursuant to Rule 416 of the Securities Act of 1933, as amended, an indeterminate number of additional shares of the Registrant's voting common stock that may become issuable as a result of any stock split, stock dividends or similar event.

(2)
Estimated pursuant to Rule 457(c) solely for purposes of calculating the registration fee and based upon the average of the high and low sales prices of the Registrant's common stock as reported by the Nasdaq Global Select Stock Market on February 16, 2010.

           The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated February 22, 2010

PROSPECTUS

47,039,328 Shares

Voting Common Stock

        We issued shares of our Series A Convertible Preferred Stock, par value $0.001 per share (the "Convertible Preferred Stock") to the selling stockholders in a private placement on August 11, 2009. This prospectus relates to the sale by the selling stockholders from time to time of up to 47,039,328 shares of our voting common stock issuable upon the conversion of the Convertible Preferred Stock, including upon the conversion of Convertible Preferred Stock that may be issued to the selling stockholders in connection with the payment of dividends in kind on the Convertible Preferred Stock. We will not receive any of the proceeds from the sale of these shares. These shares of our voting common stock are being registered pursuant to an investment agreement with the selling stockholders, which provides registration rights to the selling stockholders.

        The shares are being registered to permit the selling stockholders to sell the shares from time to time in the public market. The selling stockholders may sell the shares through ordinary brokerage transactions or through any means described in the section titled "Plan of Distribution." The selling stockholders may sell any, all or none of the shares offered by this prospectus.

        Our voting common stock is quoted on the Nasdaq Global Select Market under the symbol "GBNK". On February 19, 2010, the last reported sale price of our common stock on the NASDAQ Global Select Market was $1.42.

        You should read both this prospectus and any applicable prospectus supplement carefully, as well as any documents incorporated by reference in this prospectus and/or any applicable prospectus supplement, before you make your investment decision.

        Investing in our voting common stock involves risks. You should carefully consider the matters set forth in "Risk Factors" on page 5 of this prospectus and in the sections entitled "Risk Factors" in our most recent Annual Report on Form 10-K and in any subsequently filed quarterly report on Form 10-Q, as well as in any accompanying prospectus supplement.

        None of the Securities and Exchange Commission, the Federal Deposit Insurance Corporation ("FDIC"), the Board of Governors of the Federal Reserve System or any state securities commission or any other federal or state bank regulatory agency has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

        The securities offered by this prospectus are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the FDIC or any other government agency.

The date of this prospectus is                        , 2010.

 TABLE OF CONTENTS

FORWARD-LOOKING STATEMENTS	1
ABOUT THIS PROSPECTUS	3
WHERE YOU CAN FIND MORE INFORMATION	3
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	4
INFORMATION ABOUT GUARANTY BANCORP	4
RISK FACTORS	5
USE OF PROCEEDS	5
REGULATORY CONSIDERATIONS	5
DESCRIPTION OF CAPITAL STOCK	6
DESCRIPTION OF CONVERTIBLE PREFERRED STOCK	10
SELLING STOCKHOLDERS	13
PLAN OF DISTRIBUTION	18
EXPERTS	20

 FORWARD-LOOKING STATEMENTS

        Certain statements contained in this prospectus, and in the reports and documents incorporated by reference herein, that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"), notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in our future filings with the Securities and Exchange Commission (the "SEC"), in press releases, and in oral and written statements made by or with our approval that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of plans, objectives and expectations of our company or our management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as "believes", "anticipates", "expects", "intends", "targeted", "projected", "continue", "remain", "will", "should", "may" and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

        Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

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  Local, regional, national and international economic conditions and the impact they may have on us and our customers, and our assessment of that impact on our estimates including, but not limited to the allowance for loan losses.

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  Changes in the level of nonperforming assets and charge-offs and other credit quality measures, and their impact on the adequacy of the Company's allowance for loan losses and the Company's provision for loan losses.

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  The effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Open Market Committee of the Federal Reserve Board and the impact of the Federal Deposit Insurance Corporation's Temporary Liquidity Guaranty Program.

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  The effects of the regulatory written agreement the Company and its subsidiary bank, Guaranty Bank & Trust Company (the "Bank"), have entered into with their banking regulators.

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  The ability to receive regulatory approval for the Bank to declare and pay dividends to the Company.

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  Changes imposed by regulatory agencies to increase our capital to a level greater than the level required for well-capitalized financial institutions, or the effect of other potential future regulatory actions against the Company or the Bank, whether through informal understandings or formal agreements entered into with regulatory agencies.

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  The failure to maintain capital above the levels required to be well-capitalized under the regulatory capital adequacy guidelines, the availability of capital from private or government sources, or the failure to raise additional capital as needed.

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  Changes in sources and uses of funds, including loans, deposits and borrowings, including the ability for our bank subsidiary to retain and grow core deposits, to purchase brokered deposits and maintain unsecured federal funds lines with correspondent banks and secured lines of credits.

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  Inflation and interest rate, securities market and monetary fluctuations.

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  Political instability, acts of war or terrorism and natural disasters.

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  The timely development and acceptance of new products and services and perceived overall value of these products and services by customers.

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  Revenues are lower than expected.

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  Changes in consumer spending, borrowings and savings habits.

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  Competition for loans and deposits and failure to attract or retain loans and deposits.

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  Changes in the financial performance and/or condition of the Bank's borrowers and the ability of the Bank's borrowers to perform under the terms of their loans and other terms of credit agreements.

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  Technological changes.

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  Acquisitions of acquired businesses and greater than expected costs or difficulties related to the integration of acquired businesses.

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  The ability to increase market share and control expenses.

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  Changes in the competitive environment among financial or bank holding companies and other financial service providers.

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  The effect of changes in laws and regulations with which the Company and the Bank must comply, including, but not limited to, any increase in FDIC insurance premiums.

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  Changes in business strategy or development plans.

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  Changes in the securities markets.

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  The effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters.

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  Changes in our deferred tax asset valuation allowance in future quarters.

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  Changes in our organization, compensation and benefit plans.

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  The costs and effects of legal and regulatory developments, including the resolution of legal proceedings or regulatory or other governmental inquiries, and the results of regulatory examinations or reviews.

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  Our success at managing the risks involved in the foregoing items.

        Forward-looking statements speak only as of the date on which such statements are made. We do not intend to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under the shelf registration statement and this prospectus, holders of our Convertible Preferred Stock may from time to time offer to sell shares of voting common stock issuable upon the conversion of the Convertible Preferred Stock, including upon the conversion of Convertible Preferred Stock that may be issued to such holders in connection with the payment of dividends in kind on the Convertible Preferred Stock, in one or more offerings at prices to be determined by market conditions and other factors at the time of offering.

        This prospectus describes the general manner in which the shares of voting common stock may be offered and sold by the selling stockholders. If necessary, the specific manner in which shares of voting common stock may be offered and sold will be described in a supplement to this prospectus. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. If there is any inconsistency between the information in this prospectus (including the information incorporated by reference herein) and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read carefully both this prospectus and any prospectus supplement together with the additional information described under the heading "Incorporation of Certain Documents by Reference."

        You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. No dealer, salesperson or other person is authorized to provide you with information different from that which is set forth or incorporated by reference in this prospectus and any related applicable prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities it describes, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any related prospectus supplement or any sale of a security.

        The registration statement that contains this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC's website or at the SEC's Public Reading Room mentioned under the heading "Where You Can Find More Information."

        Unless otherwise indicated in this prospectus, the terms "Company," "we," "us," and "our" refer to Guaranty Bancorp, a Delaware corporation, including our wholly owned subsidiaries, if any.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC and filed a registration statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), relating to the securities offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement. For further information, you should refer to the registration statement and its exhibits.

        You may read and copy the registration statement and any document we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You can also review our filings by accessing the website maintained by the SEC at http://www.sec.gov. The site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition to the foregoing, we maintain a web site at www.gbnk.com. Our website content is made available for informational purposes only. It should neither be relied upon for investment purposes nor is it incorporated by reference into this prospectus. We make available on our internet web site copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to such documents as soon as practicable after we electronically file such material with or furnish such documents to the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information we file later with the SEC will automatically update and supersede such information. The following documents filed with the SEC are hereby incorporated by reference into this prospectus (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

        A.    our Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2009;

        B.    our Current Reports on Form 8-K filed on January 6 and January 28, 2010; and

        C.    the description of our voting common stock, par value $0.001 per share, set forth in our Registration Statement on Form 8-A filed on October 3, 2005, including any amendment or report filed for the purpose of updating such description.

        We are also incorporating by reference into this prospectus any documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of the securities offered hereby, except for information furnished under Item 2.02 or Item 7.01 of Form 8-K and any related exhibits which are not deemed filed and are not incorporated by reference herein.

        This prospectus is part of a registration statement that we filed with the SEC. Upon written or oral request, we will provide, without charge, to each person, including beneficial owners of our securities, to whom a copy of this prospectus is delivered, a copy of any or all of the information incorporated by reference in this prospectus (other than exhibits to such documents, unless the exhibits are specifically incorporated by reference in such documents). Your requests for copies should be directed to:

Guaranty Bancorp Attention: Investor Relations 1331 Seventeenth St., Suite 300 Denver, CO 80202 Telephone: (303) 293-5563

INFORMATION ABOUT GUARANTY BANCORP

        We are a bank holding company registered under the Bank Holding Company Act of 1956, as amended. Our principal business is to serve as a holding company for our bank subsidiary, Guaranty Bank and Trust Company (the "Bank").

        The Bank is a full-service community bank offering an array of banking products and services to consumers and small to medium-sized businesses in the communities it serves along the Front Range of Colorado, including accepting time and demand deposits and originating commercial loans (including energy loans), real estate loans, Small Business Administration guaranteed loans and consumer loans. The Bank also provides trust services, including personal trust administration, estate settlement, investment management accounts and self-directed IRAs.

        At December 31, 2009, we had total assets of $2.1 billion, net loans of $1.5 billion, deposits of $1.7 billion and total stockholders' equity of $192.6 million, and we operated 34 branches in the Front Range of Colorado through the Bank.

        We maintain our principal executive offices at 1331 Seventeenth St., Suite 300, Denver, CO 80202 and our telephone number is (303) 296-9600. We were incorporated in Delaware on March 3, 2004.

RISK FACTORS

        Any investment in our securities involves a high degree of risk. Before making an investment decision and purchasing any of our securities, you should carefully read and consider the risk factors described in our periodic reports filed with the SEC (including the risks, uncertainties and assumptions discussed under the heading "Risk Factors" included in our most recent Annual Report on Form 10-K, as such may be revised or supplemented by more recently filed quarterly reports on Form 10-Q, each of which is or upon filing will be incorporated herein by reference), which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, and those identified in any applicable prospectus supplement, as well as other information in this prospectus and any applicable prospectus supplement and the documents incorporated by reference herein or therein. Each of these risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely and materially impair our business and operations.

USE OF PROCEEDS

        We will not receive any of the proceeds from the sale of the shares of our voting common stock by the selling stockholders. All proceeds from the sale of these shares will be solely for the accounts of the selling stockholders.

REGULATORY CONSIDERATIONS

        As a bank holding company, the Board of Governors of the Federal Reserve System (the "Federal Reserve") regulates, supervises and examines Guaranty Bancorp. For a discussion of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries and specific information relevant to us, please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and any subsequent reports we file with the SEC, which are incorporated by reference in this prospectus. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance fund and not for the protection of security holders. As a result of this regulatory framework, our results of operations and financial condition are affected by actions of the Federal Reserve, the FDIC, which insures the deposits of our Bank within certain limits, and the Colorado Division of Banking (the "Division"), which regulates our Bank.

        On January 22, 2010, the Company and the Bank entered into a Written Agreement (the "Regulatory Agreement") with the Federal Reserve Bank of Kansas City (the "KC Fed") and the Division. The Regulatory Agreement addresses, among other things, board oversight, credit risk management practices, commercial real estate concentrations, problem assets, allowance for loan and lease losses, capital, liquidity, brokered deposits, earnings and cash flow projections. In addition, the Regulatory Agreement, among other things, prohibits both the Company and the Bank from paying dividends, and the Company is further prohibited from incurring, increasing or guaranteeing any debt, taking any other form of payment representing a reduction in capital from the Bank, or making any distributions of interest, principal or other sums on subordinated debentures or trust preferred securities, in each case without the prior written approval of the KC Fed and, in the case of the Bank, the Division. The Boards of Directors and management of the Company and the Bank are committed to addressing and resolving the matters raised in the Regulatory Agreement on a timely basis and actions have already been undertaken to comply with each requirement.

DESCRIPTION OF CAPITAL STOCK

        The following description of our capital stock, certain provisions of our second amended and restated certificate of incorporation, which we refer to as the certificate of incorporation, our amended and restated bylaws, which we refer to as the bylaws, and applicable provisions of the Delaware General Corporation Law, or the DGCL, is a summary and is qualified in its entirety by the provisions of the certificate of incorporation and bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part, and by reference to the applicable provisions of the DGCL.

Authorized, Issued and Outstanding Shares of Capital Stock

        Our certificate of incorporation provides that we are authorized to issue, without stockholder action, a total of 200,000,000 shares of capital stock, consisting of 143,750,000 shares of voting common stock, par value $0.001 per share, 6,250,000 shares of non-voting common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share. The preferred stock may be issued in one or more series and with such terms and conditions, at such times and for such consideration, as our Board of Directors may determine.

        As of February 19, 2010, (i) 52,817,304 shares of voting common stock were issued and outstanding, including 1,346,106 shares of unvested restricted stock; (ii) 509,815 shares of voting common stock were reserved for issuance under our 2005 Stock Incentive Plan; and (iii) 47,039,328 shares of voting common stock were reserved for issuance in connection with our Convertible Preferred Stock.

        As of February 19, 2010, (i) no shares of non-voting common stock were issued and outstanding and (ii) 6,250,000 shares of non-voting common stock were reserved for issuance in connection with our Convertible Preferred Stock.

        As of February 19, 2010, (i) 61,787 shares of Convertible Preferred Stock were issued and outstanding and (ii) an additional 8,772 shares of Convertible Preferred Stock were reserved for issuance in connection with future payment-in-kind dividends upon the Convertible Preferred Stock. As of the date of this prospectus, no other series of preferred stock has been designated or is issued or outstanding. See "Description of Convertible Preferred Stock" for further description of our Convertible Preferred Stock.

Common Stock

        The following description of our common stock, together with any additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of our voting common stock and our non-voting common stock. While the terms we have summarized below will apply generally to any future voting common stock that may be offered by the selling stockholders, we will describe the particular terms of these securities in more detail, if necessary, in the applicable prospectus supplement. References in this prospectus to "common stock" shall be deemed to include a reference to both our voting common stock and non-voting common stock, collectively.

Non-Voting Common Stock

        The primary purpose of having a separate class of non-voting common stock is to satisfy our obligation to deliver shares of non-voting common stock to certain holders of the Convertible Preferred Stock under certain circumstances. Holders of the Convertible Preferred Stock are limited in the ownership of our voting common stock (giving effect to the conversion of the Convertible Preferred Stock into shares of common stock). If the payment of dividends in additional shares of Convertible Preferred Stock or the downward adjustment of the conversion price of the Convertible Preferred Stock would cause holders to exceed their ownership limits, any shares convertible into an amount of voting stock in excess of such limits would be convertible into shares of non-voting common stock.

        The shares of non-voting common stock have rights identical to the voting common stock except that the non-voting common stock has no voting power and is not entitled to vote on any matter, other than to vote in the following circumstances: (i) if any proposed amendment, alteration or repeal of any provision of our certificate of incorporation would adversely affect the powers, preferences or rights of the non-voting common stock in a manner that would be materially adverse from the effect of any such amendment, alteration or repeal on the voting common stock, then the affirmative vote of a majority of the outstanding shares of non-voting common stock, voting separately as a class, will be required to authorize such amendment, alteration or repeal and (ii) if otherwise required by law.

        Any holder of non-voting common stock may convert any number of shares of non-voting common stock into an equal number of shares of voting common stock at any time, but only in connection with (i) a transfer that is made in accordance with and as permitted by guidance and policies established by the Federal Reserve, as applicable and in effect at the time of transfer, or (ii) with the prior approval of the Board of Directors acting in its sole and absolute discretion.

        Any holder of voting common stock may elect to convert any number of shares of voting common stock into an equal number of shares of non-voting common stock with the prior approval of the Board of Directors acting in it is sole and absolute discretion or pursuant to a written agreement with the Company expressly providing for such conversion.

Voting Rights

        Each share of voting common stock entitles the holder thereof to one vote on each matter for which stockholders are entitled to vote. The holders of the Convertible Preferred Stock vote together with the holders of common stock as a single class on all matters upon which the holders of common stock are entitled to vote. Each share of Convertible Preferred Stock is entitled to such number of votes as the number of shares of common stock into which such share of Preferred Stock is convertible; however, solely for the purpose of determining such number of votes, the conversion price per share is deemed to be $2.00, subject to customary anti-dilution adjustments.

        The holders of a majority in number of the total outstanding shares of stock of the Company entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders. Matters are generally decided by the affirmative vote of a majority of the votes cast at any meeting of stockholders—the number of votes cast "FOR" the matter must exceed the number of votes cast "AGAINST" the matter. The Board of Directors is elected by a majority voting standard—each director nominee must receive a majority of votes cast to be elected (i.e., the number of votes cast for the director nominee must exceed the number of votes cast against that nominee). In a contested election, the standard for election of directors would be a plurality of the votes cast. Cumulative voting is not allowed.

Dividends

        Holders of common stock are entitled to dividends out of funds legally available for such dividends when, if and as declared by the Board of Directors. The Company has not paid dividends since its inception. Various banking laws applicable to the Bank limit the payment of dividends, management fees and other distributions by the Bank to the Company, and may therefore limit our ability to pay dividends on our common stock. In addition, the Regulatory Agreement prohibits both the Company and the Bank from paying dividends without the prior written approval of the KC Fed and, in the case of the Bank, the Division. Accordingly, our ability to pay dividends will be restricted until the Regulatory Agreement is terminated.

        Under the terms of our trust preferred financings, including our related subordinated debentures, issued as of September 7, 2000, February 22, 2001, June 30, 2003 and April 8, 2004, respectively, we cannot declare or pay any dividends or distributions (other than stock dividends) on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock if (1) an event of default under any of the subordinated debenture agreements has occurred and is continuing, or (2) if we give notice of our election to begin an extension period whereby we may defer payment of interest on the trust preferred securities for a period of up to sixty consecutive months as long as we are in compliance with all covenants of the agreement. On July 31, 2009, we elected to defer regularly scheduled interest payments on each of our subordinated debentures until further notice. In addition, we are currently restricted from making payments of principal or interest on our subordinated debentures or trust preferred securities under the terms of our Regulatory Agreement without the prior approval of the KC Fed.

        Any future determination relating to dividend policy will be made at the discretion of our Board of Directors and will depend on a number of factors, including our future earnings, capital requirements, financial condition, future prospects and such other factors as our Board of Directors may deem relevant.

Liquidation; Dissolution

        In event of the voluntary or involuntary liquidation, dissolution, distribution of assets or other winding up of the Company, holders of common stock have the right to receive ratably all of the assets remaining after payment of all of our debts and liabilities and liquidation preferences of any preferred stock then outstanding.

Other Terms

        Shares of common stock are not liable to assessment or further call. The common stock has no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

        At the direction of our Board of Directors, we may issue shares of preferred stock from time to time. Our Board may, without any action by the holders of common stock:

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  adopt resolutions to issue preferred stock in one or more classes or series;

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  fix or change the number of shares constituting any class or series of preferred stock; and

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  establish or change the rights of the holders of any class or series of preferred stock.

        The rights of any class or series of preferred stock may include, among others:

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  general or special voting rights;

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  preferential liquidation or preemptive rights;

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  preferential cumulative or noncumulative dividend rights;

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  redemption or put rights; and

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  conversion or exchange rights.

        We may issue shares of, or rights to purchase, preferred stock the terms of which might:

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  adversely affect voting or other rights evidenced by, or amounts otherwise payable with respect to, the common stock;

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  discourage an unsolicited proposal to acquire us; or

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  facilitate a particular business combination involving us.

        Any of these actions could discourage a transaction that some or a majority of our stockholders might believe to be in their best interests or in which our stockholders might receive a premium for their stock over its then market price.

        As of the date of this prospectus, no other series of preferred stock has been designated or is issued or outstanding other than the Convertible Preferred Stock. See "Description of Convertible Preferred Stock" for further description of our Convertible Preferred Stock.

Certain Anti-Takover Provisions

        Our certificate of incorporation and bylaws contain a number of provisions that may be deemed to have the effect of discouraging or delaying attempts to gain control of us, including provisions: (i) providing the Board with the power to fix from time to time the size of the Board; (ii) providing the Board with the exclusive power to fill vacancies on the Board; (iii) providing that stockholders may act without a meeting only if a consent in writing is signed by all holders of our stock entitled to vote thereon; (iv) providing that special meetings of stockholders may be called only by the Board, the Chairman of the Board or by stockholders who together own of record twenty-five (25) percent or more of the outstanding shares of each class of stock entitled to vote at the meeting; (v) providing that stockholders must provide the Company with advance notice of stockholder nominees for director and other stockholder proposals in order for such matters to be considered at a stockholder meeting; and (vi) providing that the Board may adopt, amend or repeal our bylaws by the affirmative vote of a majority of the directors. The foregoing provisions could impede a change of control.

        However, as permitted by the DGCL, our certificate of incorporation provides that the Company has expressly elected not to be governed by Section 203 of the DGCL, which restricts business combinations with interested stockholders.

Restrictions on Ownership

        The Bank Holding Company Act generally would prohibit any company that is not engaged in financial activities and activities that are permissible for a bank holding company or a financial holding company from acquiring control of us. "Control" is generally defined as ownership of 25% or more of the voting stock or other exercise of a controlling influence. In addition, any existing bank holding company would need the prior approval of the Federal Reserve before acquiring 5% or more of our voting stock. The Change in Bank Control Act of 1978, as amended, prohibits a person or group of persons from acquiring control of a bank holding company unless the Federal Reserve has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as us, could constitute acquisition of control of the bank holding company.

Transfer Agent and Registrar

        The transfer agent and registrar for our voting common stock is Computershare Trust Company, N.A.

Nasdaq Global Select Market Listing

        As of the date of this prospectus, our voting common stock is quoted on the Nasdaq Global Select Market under the symbol "GBNK".

DESCRIPTION OF CONVERTIBLE PREFERRED STOCK

        The following description of the material terms and provisions of the preferences, limitations, voting powers and relative rights of the Convertible Preferred Stock is a summary and is qualified in its entirety by the provisions of the certificate of designations for the Convertible Preferred Stock and the related Investment Agreement, dated as of May 6, 2009, by and among the Company and the investors named therein (as amended, the "Investment Agreement"), copies of which have been filed as exhibits to the registration statement of which this prospectus is a part. Although we believe this summary covers the material terms and provisions of the Convertible Preferred Stock, it may not contain all of the information that is important to you.

        Authorized Shares, Stated Value and Liquidation Preference.    73,280 shares are designated as the Series A Convertible Preferred Stock, which has a par value of $0.001 per share and a stated value and liquidation preference of $1,000 per share. As of February 19, 2010, (i) 61,787 shares of Convertible Preferred Stock were issued and outstanding and (ii) an additional 8,772 shares of Convertible Preferred Stock were reserved for issuance in connection with future payment-in-kind dividends upon the Convertible Preferred Stock. The issued and outstanding shares of Convertible Preferred Stock are validly issued, fully paid and nonassessable.

        Ranking.    The Convertible Preferred Stock ranks on a parity with each other class or series of preferred stock established after the issue date of the Convertible Preferred Stock, the terms of which expressly provide that such class or series will rank on a parity with the Convertible Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company. The Convertible Preferred Stock ranks senior to our common stock and any other class or series of our stock now existing or hereafter established, the terms of which do not expressly provide that it ranks on a parity with or senior to the Convertible Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company.

        Dividends.    Holders of Convertible Preferred Stock are entitled to receive, when, as and if declared by our Board of Directors, non-cumulative dividends at an annual rate of 9.0% of the $1,000 per share liquidation preference, payable quarterly in arrears. Until the first dividend payment date following August 11, 2011, the dividends are payable in cash or additional shares of Preferred Stock, at the election of the Company. Thereafter, dividends are payable solely in cash.

        Dividends on the Convertible Preferred Stock are non-cumulative. If our Board of Directors does not declare a dividend on the Convertible Preferred Stock in respect of any dividend period, the holders of the Convertible Preferred Stock will have no right to receive any dividend for that dividend period, and we will have no obligation to pay a dividend for that dividend period.

        Subject to limited exceptions, if full quarterly dividends payable on all outstanding shares of the Convertible Preferred Stock for any dividend period have not been declared and paid or declared and a sum sufficient for the payment of those dividends has not been set aside for such dividend period, we will not be permitted to declare or pay dividends with respect to, or redeem, purchase, acquire or make a liquidation payment or distributions relating to, any other preferred stock ranking on a parity with the Convertible Preferred Stock or any of our common stock or other junior securities during the next succeeding dividend period.

        As indicated above, our primary source for the payment of dividends is dividends we receive from the Bank. Due to current restrictions on both the Company's and the Bank's ability to pay dividends without prior regulatory approval under the Regulatory Agreement, our ability to pay dividends on our Convertible Preferred Stock will be restricted until the Regulatory Agreement is terminated. In addition, until we discontinue the deferral of interest on our trust preferred securities and related subordinated debentures, and pay all accrued interest thereon, we cannot declare or pay any dividends or distributions (other than stock dividends) on, or purchase, acquire or make a liquidation payment with respect to, any shares of our Convertible Preferred Stock.

        Voting Rights.    The holders of the Convertible Preferred Stock vote together with the holders of common stock as a single class on all matters upon which the holders of common stock are entitled to vote. Each share of Convertible Preferred Stock is entitled to such number of votes as the number of shares of common stock into which such share of Preferred Stock is convertible; however, solely for the purpose of determining such number of votes, the conversion price per share is deemed to be $2.00, subject to customary anti-dilution adjustment. In addition, the holders of the Convertible Preferred Stock vote as a separate class with respect to certain matters, including amendments to the Company's certificate of incorporation that alter the voting powers, preferences and special rights of the Convertible Preferred Stock or create senior convertible securities, or mergers or consolidations upon the consummation of which comparable preferential rights would not be available to holders of the Convertible Preferred Stock.

        Liquidation.    In the event we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of the Convertible Preferred Stock will be entitled, before any distribution or payment out of our assets may be made to or set aside for the holders of any of our junior capital stock and subject to the rights of our creditors, to receive a liquidation distribution in an amount equal to $1,000 per share, plus any accrued but unpaid dividends. A merger, consolidation or sale of all or substantially all of our property or business is not deemed to be a liquidation for purposes of the preceding sentence.

        Redemption.    The Convertible Preferred Stock is not redeemable either at our option or the option of the holders of the Convertible Preferred Stock at any time.

        Preemptive Rights.    Holders of the Convertible Preferred Stock have no preemptive rights.

        Mandatory Conversion.    Each share of Convertible Preferred Stock remaining outstanding will automatically be converted into shares of our common stock on the fifth anniversary of the date the Preferred Stock is issued, or August 11, 2014, subject to certain limitations described below.

        Optional Conversion.    Each holder of Convertible Preferred Stock has the right, at such holder's option, to convert all or any portion of such holder's Convertible Preferred Stock into shares of our common stock prior to the mandatory conversion of the Convertible Preferred Stock following the earlier to occur of August 11, 2011 or the occurrence of any of the following events:

  •
  any consolidation or merger of the Company with or into another person, in each case where our common stock will be converted into cash, securities or other property;

  •
  any sale, transfer, lease or conveyance to another person of all or substantially all of the property and assets of the Company, in each case where our common stock will be converted into cash, securities or other property;

  •
  any reclassification of our common stock into securities including securities other than our common stock; or

  •
  any statutory exchange of the outstanding shares of our common stock for securities of another person (other than in connection with a merger or acquisition).

        Conversion Price.    Each share of Convertible Preferred Stock is convertible into shares of common stock at a conversion price of $1.80 per share, adjustable downward in $0.04 increments to $1.50 per share if the Company fails to declare and pay a quarterly dividend (whether in-kind or in cash) on the Convertible Preferred Stock for any reason and the Company does not pay such dividend within twelve months after the relevant dividend payment date. The conversion price of the Convertible Preferred Stock is also subject to customary anti-dilution adjustments, including in connection with stock dividends and distributions, stock splits, subdivisions and combinations, distributions of cash, debt or assets and tender offers and exchange offers.

        Ownership Limitations; Non-Voting Common Stock.    Holders of the Convertible Preferred Stock are limited in the ownership of our voting common stock (giving effect to the conversion of the Convertible Preferred Stock into shares of common stock). If the payment of dividends in additional shares of Convertible Preferred Stock or the downward adjustment of the conversion price of the Convertible Preferred Stock would cause these holders to exceed their ownership limits, any shares convertible into an amount of voting common stock in excess of such limits would be convertible into shares of non-voting common stock.

        Registration Rights.    Pursuant to the Investment Agreement, we agreed to prepare and file a shelf registration statement with the SEC covering all shares of voting common stock issuable upon the conversion of the Convertible Preferred Stock and to use our reasonable best efforts to cause such shelf registration statement to be declared or become effective not later than August 11, 2010. The registration statement of which this prospectus is a part addresses this obligation. The holders of the Convertible Preferred Stock also have customary demand and piggyback registration rights.

        Transfer Restrictions.    Each holder of the Convertible Preferred Stock will be generally prohibited from transferring its shares of Convertible Preferred Stock and any securities issuable on their conversion for a period of 18 months following the closing date of the sale of the Convertible Preferred Stock, or through February 11, 2011, subject to the following exceptions:

  •
  transfers to any affiliate that is under common control with such holder's ultimate parent, general partner or investment advisor;

  •
  transfers to any limited partner or shareholder or such holder;

  •
  transfers pursuant to a merger, tender offer, exchange offer or other business combination, an acquisition of substantially all of the assets of the Company or any of its subsidiaries or similar transaction or a change of control involving the Company or any of its subsidiaries (provided that such transaction is approved by our Board of Directors); and

  •
  transfers reasonably necessary for a holder to avoid being deemed to "control" the Company for purposes of the Bank Holding Company Act or any rules and regulations promulgated thereunder.

        Board Representation.    Each of (1) Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P., together, and (2) Relational Investors Mid-Cap Fund I, L.P. and Relational Investors Mid-Cap Fund II, L.P., together, has the right to appoint one member or one observer to the Board of Directors of each of the Company and the Bank.

 SELLING STOCKHOLDERS

        We issued shares of our Convertible Preferred Stock to the selling stockholders in a private placement on August 11, 2009 pursuant to the Investment Agreement. The registration statement of which this prospectus is a part has been filed with the SEC pursuant to the registration rights granted in connection with the issuance of the Convertible Preferred Stock to afford the selling stockholders the opportunity to sell shares of voting common stock, which may be issuable upon the conversion of the Convertible Preferred Stock, including upon the conversion of Convertible Preferred Stock that may be issued to the selling stockholders in connection with the payment of dividends in kind on the Convertible Preferred Stock, in public transactions rather than pursuant to exemptions from the registration and prospectus delivery requirements of the Securities Act. The selling stockholders have the right to convert their Convertible Preferred Stock into shares of our common stock following the earlier to occur of August 11, 2011 or the occurrence of certain reorganization-related events. See "Description of Convertible Preferred Stock—Optional Conversion."

        As of February 19, 2010, there were 61,787 shares of Convertible Preferred Stock held by the selling stockholders, with an additional 8,772 shares of Convertible Preferred Stock that may be issued in connection with payments of dividends on the currently existing Convertible Preferred Stock (the "Preferred Dividend Shares"). Based on a conversion price of $1.50 per share (assuming all downward adjustments have been made to the conversion price), the maximum number of shares of our common stock issuable upon conversion of the aggregate 70,559 shares of Convertible Preferred Stock is 47,039,328.

        The table below sets forth certain information as of February 19, 2010, to our knowledge, with respect to the selling stockholders. The table below assumes that the selling stockholders sell all of the shares offered by this prospectus. We are unable to determine the exact number of shares, if any, that actually will be sold.

        The number and percentage of shares of voting common stock beneficially owned by the selling stockholders is based on shares outstanding at February 19, 2010, determined in accordance with Rule 13d-3 of the Exchange Act. The information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, beneficial ownership includes any shares as to which an individual has sole or shared voting power or investment power.

        To our knowledge, none of the selling stockholders has had any material relationship with us, our predecessor or any of our affiliates during the past three years except as set forth in the footnotes to the table.

	Shares of Voting Common Stock Beneficially Owned Before Offering		Shares of Voting Common Stock Offered Pursuant to this Prospectus	Shares of Voting Common Stock Beneficially Owned After Offering
Name of Selling Stockholder	Number	Percent(1)	Number(2)	Number(3)	Percent(4)
Castle Creek Capital Partners III, L.P.(5)(6)	2,644,963	5.0%	7,971,333	2,644,963	2.6%
Patriot Financial Partners, L.P.(7)	0	—	13,594,666	0	—
Patriot Financial Partners Parallel, L.P.(7)	0	—	2,346,000	0	—
Relational Investors Mid-Cap Fund I, L.P.(8)	0	—	7,971,333	0	—
Relational Investors Mid-Cap Fund II, L.P.(8)	0	—	7,971,333	0	—
RDV Capital Management LP(9)	879,167	1.7%	3,157,333	879,167	*
Heritage Capital Management LP(10)	160,000	*	230,000	160,000	*
RDV Corporation Supplemental Executive Retirement Trust(11)	0	—	3,333	0	—
Randall Damstra and Julie K. Duisterhof, JTWROS(12)	15,000	*	28,000	15,000	*
Context BH Equity Fund II, L.P.(13)	0	—	795,333	0	—
NR Investments Limited(14)	0	—	1,112,666	0	—
Keith Belling(15)	200	*	77,333	200	*
Yves Behar(16)	0	—	77,333	0	—
Bill Block(17)	1,500	*	795,333	1,500	*
Bryan Bradford(18)	82,974	*	316,666	82,974	*
Theodore Janus(19)	50,500	*	395,333	50,500	*
Lisa A. Ruh Trust(20)	178,610	*	196,000	178,610	*

*
Less than 1%

(1)
Percentages are based on 52,832,985 shares of the Company's voting common stock issued and outstanding as of February 19, 2010, including 1,346,106 shares of unvested restricted stock.

(2)
The number of shares are based upon the expected pro forma beneficial ownership of our voting common stock by the selling stockholders, assuming (i) the issuance of the full amount of their respective Preferred Dividend Shares, (ii) the conversion of all Convertible Preferred Stock, including the Preferred Dividend Shares, deemed to be held by them into our common stock based upon a conversion price of $1.50 per share and (iii) all shares have been converted into voting common stock.

(3)
We do not know when or in what amounts the selling stockholders may offer for sale the shares of voting common stock pursuant to this offering. The selling stockholders may choose not to sell any of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares of voting common stock pursuant to this offering, and because there are currently no agreements, arrangements or undertakings with respect to the sale of any of the shares of voting common stock, we cannot estimate the number of shares of voting common stock that the selling stockholders will hold after completion of the offering. For purposes of this table, we have assumed that the selling stockholders will have sold all of the shares covered by this prospectus upon the completion of the offering.

(4)
Percentages are based on 99,872,313 shares of the Company's voting common stock being issued and outstanding as of February 19, 2010 immediately after giving effect to conversion of 70,559 shares of the Convertible Preferred Stock, including the related Preferred Dividend Shares, into voting common stock based upon a conversion price of $1.50 per share.

(5)
As of February 19, 2010, Castle Creek Capital Partners III, L.P. ("CC Fund III") held 10,465 shares of Convertible Preferred Stock, with up to an additional 1,492 shares that could be issued to it in the future as Preferred Dividend Shares. Castle Creek Capital III LLC is the sole general partner of CC Fund III. Accordingly, securities owned by CC Fund III may be regarded as being beneficially owned by Castle Creek Capital III LLC. Castle Creek Capital III LLC disclaims beneficial ownership of the securities owned by Castle Creek Fund III, except to the extent of its pecuniary interest therein. Each of Eggemeyer Capital LLC ("ECap") and Ruh Capital LLC ("RCap") is a controlling person of Castle Creek Capital III LLC. Accordingly, securities owned or deemed to be owned by Castle Creek Capital III LLC may be regarded as being beneficially owned by ECap and RCap. John M. Eggemeyer is the sole Managing Member of ECap and William J, Ruh is the sole Managing Member of RCap. Each of Messrs. Eggemeyer and Ruh disclaims beneficial ownership of the securities owned by Castle Creek Fund III, except to the extent of his pecuniary interest therein. Mr. Eggemeyer serves as the Chairman of the Board of Directors of the Company.

(6)
Castle Creek Financial LLC is an affiliate of CC Fund III and a broker-dealer. We have been advised that CC Fund III purchased the Convertible Preferred Stock, including the common stock issuable upon conversion of such Convertible Preferred Stock, in the ordinary course of business, not for resale, and that CC Fund III had not, at the time of such purchase, any agreements or understandings, directly or indirectly, with any person to distribute the Convertible Preferred Stock or the common stock issuable upon conversion of such Convertible Preferred Stock. In addition, Mr. Eggemeyer, Chairman of the Board of Directors of the Company, is a co-founder and chief executive of Castle Creek Financial LLC. The Company is party to an agreement with Castle Creek Financial LLC pursuant to which Castle Creek Financial LLC is engaged as the exclusive financial advisor to the Company and any entities the Company may form, acquire or invest in, in connection with any effort by the Company to acquire or invest in other financial institutions, effect a sale of the Company or a material amount of the Company's assets or pursue a financing or recapitalization transaction. Either party may terminate the agreement at any time upon 30 days written notice without penalty.

(7)
As of February 19, 2010, Patriot Financial Partners, L.P. held 17,847 shares of Convertible Preferred Stock, with up to an additional 2,545 shares that could be issued to it in the future as Preferred Dividend Shares and Patriot Financial Partners Parallel, L.P. held 3,082 shares of Convertible Preferred Stock, with up to an additional 437 shares that could be issued to it in the future as Preferred Dividend Shares. Patriot Financial Partners, GP, L.P. ("Patriot GP") is a general partner of each of Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P. (together, the "Funds") and Patriot Financial Partners, GP, LLC ("Patriot LLC") is a general partner of Patriot GP. In addition, each of W. Kirk Wycoff, Ira M. Lubert and James J. Lynch are general partners of the Funds and Patriot GP and members of Patriot LLC. Accordingly, securities owned by the Funds may be regarded as being beneficially owned by Patriot GP, Patriot LLC and each of W. Kirk Wycoff, Ira M. Lubert and James J. Lynch. Pursuant to the Investment Agreement, the Funds, together, have the right to appoint one member or one observer to the Board of Directors of each of the Company and the Bank. Mr. Wycoff has been appointed and serves as a director of the Company and the Bank.

(8)
As of February 19, 2010, each of Relational Investors Mid-Cap Fund I, L.P. ("MC I") and Relational Investors Mid-Cap Fund II, L.P. ("MC II") held 10,465 shares of Convertible Preferred Stock, with up to an additional 1,492 shares that could be issued to each of them in the future as Preferred Dividend Shares. Relational Investors, LLC is the sole general partner of each of MC I and MC II and, pursuant to limited partnership agreements, Relational Investors, LLC has sole investment discretion and voting authority over the shares of the Company owned by MC I and MC II. Accordingly, securities owned by MC I and MC II may be regarded as being beneficially owned by Relational Investors, LLC. Each of Ralph V. Whitworth and David H. Batchelder, as managing members of Relational Investors, LLC, may be deemed to share indirect beneficial ownership of the shares which Relational Investors, LLC may beneficially own. Each of Messrs. Whitworth and Batchelder disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Pursuant to the Investment Agreement, MC I and MC II, together, have the right to appoint one member or one observer to the Board of Directors of each of the Company and the Bank. MC I and MC II currently have an observer appointed to the Board of Directors of the Company.

(9)
As of February 19, 2010, RDV Capital Management LP ("RDV Cap") held 4,147 shares of Convertible Preferred Stock, with up to an additional 589 shares that could be issued to it in the future as Preferred Dividend Shares. RDV Corporation, as the general partner of RDV Cap, and Jerry L. Tubergen, as President and CEO of RDV Corporation, may be deemed to share indirect beneficial ownership of the shares held by RDV Cap. Each of RDV Corporation and Mr. Tubergen disclaims beneficial ownership of such shares except to the extent of each of their pecuniary interest therein.

(10)
As of February 19, 2010, Heritage Capital Management LP ("Heritage Cap") held 305 shares of Convertible Preferred Stock, with up to an additional 40 shares that could be issued to it in the future as Preferred Dividend Shares. Buttonwood Capital, Inc. as the general partner of Heritage Cap, and Jerry L. Tubergen, who is deemed to control Buttonwood Capital, Inc., may be deemed to share indirect beneficial ownership of the shares held by Heritage Cap. Each of Buttonwood Capital, Inc. and Mr. Tubergen disclaims beneficial ownership of such shares except to the extent of each of their pecuniary interest therein.

(11)
As of February 19, 2010, RDV Corporation Supplemental Executive Retirement Trust (the "RDV Trust") held 5 shares of Convertible Preferred Stock, with no additional shares expected to be issued to it in the future as Preferred Dividend Shares. The specified shares are held by the RDV Trust for the benefit of Robert H. Schierbeek. RDV Corporation has voting and investment power over these shares. Jerry L. Tubergen, as President of RDV Corporation, may be deemed to share indirect beneficial ownership of the shares RDV Corporation may beneficially own. Mr. Tubergen disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(12)
As of February 19, 2010, Randall Damstra and Julie K. Duisterhof held 42 shares of Convertible Preferred Stock, with no additional shares expected to be issued to them in the future as Preferred Dividend Shares. Mr. Damstra is a member of the senior management of RDV Corporation.

(13)
As of February 19, 2010, Context BH Equity Fund II, L.P. ("Context BH Fund II") held 1,046 shares of Convertible Preferred Stock, with up to an additional 147 shares that could be issued to it in the future as Preferred Dividend Shares. Ron Biscardi and Robert Hendershott share voting and investment power over the shares held by Context BH Fund II.

(14)
As of February 19, 2010, NR Investments Limited held 1,464 shares of Convertible Preferred Stock, with up to an additional 205 shares that could be issued in the future as Preferred Dividend Shares. Nathaniel Rothschild has voting and investment power over the shares held by NR Investments Limited.

(15)
As of February 19, 2010, Mr. Belling held 104 shares of Convertible Preferred Stock, with up to an additional 12 shares that could be issued to him in the future as Preferred Dividend Shares.

(16)
As of February 19, 2010, Mr. Behar held 104 shares of Convertible Preferred Stock, with up to an additional 12 shares that could be issued to him in the future as Preferred Dividend Shares.

(17)
As of February 19, 2010, Mr. Block held 1,046 shares of Convertible Preferred Stock, with up to an additional 147 shares that could be issued to him in the future as Preferred Dividend Shares.

(18)
As of February 19, 2010, Mr. Bradford held 418 shares of Convertible Preferred Stock, with up to an additional 57 shares that could be issued to him in the future as Preferred Dividend Shares.

(19)
As of February 19, 2010, Mr. Janus held 522 shares of Convertible Preferred Stock, with up to an additional 71 shares that could be issued to him in the future as Preferred Dividend Shares.

(20)
As of February 19, 2010, the Lisa A. Ruh Trust held 260 shares of Convertible Preferred Stock, with up to an additional 34 shares that could be issued to it in the future as Preferred Dividend Shares. Lisa A. Ruh is the trustee of the Lisa A. Ruh Trust and has voting and investment power over the shares held by the trust. Ms. Ruh is the spouse of William J. Ruh.

 PLAN OF DISTRIBUTION

        The selling stockholders named in this prospectus, or pledgees, donees, transferees or other successors-in-interest selling shares received from the selling stockholders after the date of this prospectus as a gift, pledge, partnership distribution or other non-sale related transfer after the date of this prospectus, may sell, transfer or otherwise dispose of any or all of these shares from time to time. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Sales, transfers or dispositions may be made on one or more exchanges or markets, on any automated interdealer quotation system on which the shares are listed, in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling stockholders may effect such transactions by selling the shares to or through broker-dealers. The shares may be sold by one or more of, or a combination of, the following:

  •
  a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by such broker-dealer for its account under this prospectus;

  •
  an exchange distribution in accordance with the rules of such exchange;

  •
  ordinary brokerage transactions and transactions in which the broker solicits purchasers;

  •
  privately negotiated transactions;

  •
  short sales, except to the extent they are restricted contractually from so doing;

  •
  through the writing of or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

  •
  one or more underwritten offerings on a firm commitment or best efforts basis;

  •
  any combination of these methods of sale; or

  •
  any other method permitted pursuant to applicable law.

        The selling stockholders are not obligated to, and there is no assurance that the selling stockholders will, sell all or any of the shares we are registering. The selling stockholders may transfer, devise or gift such shares by other means not described in this prospectus.

        To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in such resales.

        The selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions in connection with distributions of the shares or otherwise. In such transactions, broker-dealers or other financial institutions may engage in short sales of the shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders also may sell shares short and redeliver the shares to close out such short positions. The selling stockholders may enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to the broker-dealer or other financial institution of the shares. The broker-dealer or other financial institution may then resell or otherwise transfer such shares under this prospectus. The selling stockholders also may loan or pledge the shares to a broker-dealer. The broker-dealer may sell the shares so loaned, or upon a default the broker-dealer may sell the pledged shares under this prospectus.

        Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholders. Broker-dealers or agents may also receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with the sale. Broker-dealers or agents and any other participating broker-dealers of the selling stockholders and selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act in connection with sales of the shares. Accordingly, any such commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. Any selling stockholders who are deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

        In addition, any securities covered by this prospectus which qualify for sale under Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than under this prospectus.

        The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholders.

        The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

        Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not engage in market-making activities with respect to our voting common stock during certain restricted periods. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our voting common stock by the selling stockholders. We will make copies of this prospectus available to the selling stockholders and have informed the selling stockholders of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

        We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act upon being notified by the selling stockholder that any material arrangement (other than a customary brokerage account agreement) has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such supplement will disclose:

  •
  the name of such selling stockholder and of the participating broker-dealer(s);

  •
  the number of shares involved;

  •
  the price at which such shares were sold;

  •
  the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

  •
  if applicable, that such broker-dealer(s) did not conduct any investigation to verify the information set out in this prospectus; and

  •
  other facts material to the transaction.

        We will bear all costs, expenses and fees in connection with the registration of the shares. The selling stockholders will bear all commissions and discounts, if any, attributable to their respective sales of the shares. The selling stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

        Under the terms of the registration rights in the Investment Agreement, the selling stockholders, on the one hand, and we, on the other hand, have agreed to indemnify each other against certain liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection with those liabilities.

LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, the validity of the voting common stock being offered under this prospectus will be passed upon for us by Jones & Keller, P.C., Denver, Colorado. If the validity of the voting common stock will be passed upon by counsel for any underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements of the Company as of December 31, 2009 and 2008, and for each of the three years in the period ended December 31, 2009, and the effectiveness of the Company's internal control over financial reporting as of December 31, 2009, included in the Company's Annual Report on Form 10-K for the year ended December 31, 2009, have been audited by Crowe Horwath LLP, independent registered public accountants, as set forth in their report thereon and incorporated therein and herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report and given upon the authority of such firm as experts in accounting and auditing.

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION, ESTIMATED

        Set forth below are the expenses expected to be incurred in connection with the issuance and distribution of the securities registered hereby (other than underwriting discounts and commissions), all of which are being paid by the Company. With the exception of the SEC registration fee, the amounts set forth below are estimates.

Securities and Exchange Commission Filing Fee	$4,662
Printing and Engraving Expenses	$10,000
Transfer Agent and Registrar Fees and Expenses	$5,000
Legal Fees and Expenses	$45,000
Accountants' Fees and Expenses	$10,000
Miscellaneous Fees and Expenses	$5,000

Total	$79,662

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

General Corporation Law

        Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent to the Registrant. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

Certificate of Incorporation and Bylaws

        Our certificate of incorporation provides that a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law. Our bylaws provide for indemnification by us of any of our directors or officers (as such term is defined in the bylaws) who is or was a director of us, or, at our request, is or was serving as a director or officer of, or in any other capacity for, any other enterprise, to the fullest extent permitted by law. The bylaws also provide that we will advance expenses to a director or officer and, if reimbursement of such expenses is demanded in advance of the final disposition of the matter with respect to which such demand is being made, upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that the director or officer is not entitled to be indemnified by us. To the extent authorized from time to time by our Board of Directors, we may provide to any one or more of our employees, one or more officers, employees and other agents of any subsidiary or one or more directors, officers, employees and other agents of any other enterprise, rights of indemnification and to receive payment or reimbursement of expenses, including attorneys' fees, that are similar to the rights conferred in our bylaws on our directors and officers. The bylaws do not limit the power of us or our Board to provide other indemnification and expense reimbursement rights to directors, officers, employees, agents and other persons otherwise than pursuant to the bylaws.

Indemnification Agreements

        In addition, we have entered into indemnification agreements with our directors and our executive officers. These agreements provide for indemnification by us to the full extent permitted under Delaware law and set forth the procedures under which indemnification and advancement of expenses will be provided to indemnitees.

Directors' and Officers' Liability Insurance

        We maintain policies of insurance under which our directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

ITEM 16.    EXHIBITS

Exhibit No.		Description
1.1	*	Form of Underwriting Agreement
3.1		Second Amended and Restated Certification of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Registrant's Form 8-K filed on August 12, 2009)
3.2		Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to Registrant's Form 8-K filed on May 7, 2008)
4.1		Certificate of Designations for Series A Convertible Preferred Stock of the Registrant (incorporated by reference to Exhibit 4.1 to Registrant's Form 8-K filed on August 12, 2009)
4.2		Investment Agreement, dated as of May 6, 2009, by and among the Registrant and the Investors named therein (incorporated by reference to Exhibit 10.1 to Registrant's Form 8-K filed on May 12, 2009)
4.3
Amendment No. 1 to Investment Agreement, dated as August 11, 2009, by and among the Registrant and the Investors named therein (incorporated by reference to Exhibit 10.1 to Registrant's Form 8-K filed on August 12, 2009)
4.4
Amendment No. 2 to Investment Agreement, dated as of February 11, 2010, by and among the Registrant and the Investors named therein (incorporated by reference to Exhibit 10.3 to Registrant's Form 10-K filed on February 12, 2010)
5.1		Opinion of Jones & Keller, P.C. regarding the legality of the securities being registered (filed herewith)
23.1		Consent of Crowe Horwath LLP (filed herewith)

Exhibit No.	Description
23.2	Consent of Jones & Keller, P.C. (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page of the Registration Statement)

*
If applicable, to be subsequently filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

ITEM 17.    UNDERTAKINGS

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i)
    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii)
    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

    (i)
    If the registrant is relying on Rule 430B:

    (A)
    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

      (B)
      Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

    (ii)
    If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City and County of Denver, State of Colorado, on February 22, 2010.

GUARANTY BANCORP
/s/ PAUL W. TAYLOR
By:	/s/ Paul W. Taylor Paul W. Taylor Executive Vice President, Chief Financial and Operating Officer and Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul W. Taylor and Daniel M. Quinn, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign this Registration Statement on Form S-3 and any and all amendments thereof (including post-effective amendments), and to file the same, with the exhibits thereto, and other documents in connection herewith, including any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the foregoing as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ DANIEL M. QUINN Daniel M. Quinn	President and Chief Executive Officer (Principal Executive Officer) and Director	February 22, 2010
/s/ PAUL W. TAYLOR Paul W. Taylor	Executive Vice President, Chief Financial and Operating Officer and Secretary (Principal Financial and Accounting Officer)	February 22, 2010
/s/ JOHN M. EGGEMEYER John M. Eggemeyer	Chairman of the Board and Director	February 22, 2010

Signature	Title	Date

/s/ G. HANK BROWN G. Hank Brown	Director	February 22, 2010
/s/ EDWARD B. CORDES Edward B. Cordes	Director	February 22, 2010
/s/ STEPHEN D. JOYCE Stephen D. Joyce	Director	February 15, 2010
/s/ GAIL H. KLAPPER Gail H. Klapper	Director	February 17, 2010
/s/ KATHLEEN SMYTHE Kathleen Smythe	Director	February 17, 2010
/s/ MATTHEW P. WAGNER Matthew P. Wagner	Director	February 22, 2010
/s/ W. KIRK WYCOFF W. Kirk Wycoff	Director	February 22, 2010
/s/ ALBERT C. YATES Albert C. Yates	Director	February 22, 2010

 EXHIBIT INDEX

Exhibit No.		Description
1.1	*	Form of Underwriting Agreement
3.1		Second Amended and Restated Certification of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Registrant's Form 8-K filed on August 12, 2009)
3.2		Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to Registrant's Form 8-K filed on May 7, 2008)
4.1		Certificate of Designations for Series A Convertible Preferred Stock of the Registrant (incorporated by reference to Exhibit 4.1 to Registrant's Form 8-K filed on August 12, 2009)
4.2		Investment Agreement, dated as of May 6, 2009, by and among the Registrant and the Investors named therein (incorporated by reference to Exhibit 10.1 to Registrant's Form 8-K filed on May 12, 2009)
4.3
Amendment No. 1 to Investment Agreement, dated as August 11, 2009, by and among the Registrant and the Investors named therein (incorporated by reference to Exhibit 10.1 to Registrant's Form 8-K filed on August 12, 2009)
4.4
Amendment No. 2 to Investment Agreement, dated as of February 11, 2010, by and among the Registrant and the Investors named therein (incorporated by reference to Exhibit 10.3 to Registrant's Form 10-K filed on February 12, 2010)
5.1		Opinion of Jones & Keller, P.C. regarding the legality of the securities being registered (filed herewith)
23.1		Consent of Crowe Horwath LLP (filed herewith)
23.2		Consent of Jones & Keller, P.C. (included in Exhibit 5.1)
24.1		Power of Attorney (included on signature page of the Registration Statement)

*
If applicable, to be subsequently filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

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TABLE OF CONTENTS
FORWARD-LOOKING STATEMENTS
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
INFORMATION ABOUT GUARANTY BANCORP
RISK FACTORS
USE OF PROCEEDS
REGULATORY CONSIDERATIONS
DESCRIPTION OF CAPITAL STOCK
DESCRIPTION OF CONVERTIBLE PREFERRED STOCK
SELLING STOCKHOLDERS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
  ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION, ESTIMATED
  ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
  ITEM 16. EXHIBITS
  ITEM 17. UNDERTAKINGS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX